SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               CORE INDUSTRIES INC
             (Exact name of registrant as specified in its charter)


                          Commission file number 1-5024


          Nevada                                       38-1052434
(State or other jurisdiction              (I.R.S. Employer Identification No.)
    of incorporation)

P. O. Box 2000, Bloomfield Hills, Michigan               48304
 (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (810) 642-3400

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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

     On March 28, 1996, Core Industries Inc (the "Registrant") completed the previously announced divestiture of its Cherokee unit. A group led by senior management of Cherokee purchased the majority of net assets for cash of $14,800,000 and a long-term note payable of $5,900,000.

     On October 6, 1995, the Registrant had adopted a formal plan to divest Cherokee effective August 31, 1995. Appropriate provisions were recorded in the fourth quarter of fiscal 1995 for (a) the estimated losses for the discontinued operation through its expected disposal date, (b) reduction of assets to their net realizable values, and (c) the anticipated liabilities related to the disposal. The total provision amounted to $6,500,000, net of income tax benefit of $3,500,000. Based upon the terms of the sale of Cherokee, management believes that the provision for losses on the sale is appropriate.

     A copy of the press release dated March 29, 1996 issued by the Registrant related to the sale of Cherokee is attached as Exhibit 99 hereto and is incorporated by reference.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 8, 1996                   CORE INDUSTRIES INC

                                       By: /s/ RAYMOND H. STEBEN, JR.
                                           ------------------------------------
                                           Raymond H. Steben, Jr.
                                           V.P.-Finance and CFO

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                                INDEX TO EXHIBITS

Exhibit Number        Description

     99               Press release of the Registrant issued March 29, 1996.

     27               Financial Data Schedule